As filed with the Securities and Exchange Commission on October 2, 2012.

Registration No. 333-183916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Amendment No. 1)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-4339870
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4088 Commercial Avenue

Northbrook, Illinois 60062

(847) 400-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William P. Moffitt III

President and Chief Executive Officer

4088 Commercial Avenue

Northbrook, Illinois 60062

(847) 400-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Blake Hornick

Seyfarth Shaw LLP

620 Eighth Avenue

New York, New York 10018

(212) 218-5500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock	—	—	—	—
Preferred Stock	—	—	—	—
Warrants	—	—	—	—
Stock Purchase Contracts	—	—	—	—
Stock Purchase Units	—	—	—	—
Total	$100,000,000		$100,000,000	$11,460(3)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The registrant is hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $100,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act at the statutory rate of $114.60 per $1,000,000 of securities registered. On July 19, 2012, the registrant paid a filing fee of $634 in connection with the registration of $5,531,160 of securities on Form S-3, File No. 333-182746 (the “Prior Registration Statement”). $4,206,960 of unsold securities covered by the Prior Registration Statement are included in this registration statement on Form S-3 and the $482 filing fee paid in connection with those securities is being carried forward pursuant to Rule 457(p) under the Securities Act to offset the $11,460 filing fee currently due with respect to such unsold securities. The remaining $10,978 of the filing fee was paid on September 14, 2012 in connection with the original registration statement on Form S-3 to which this Amendment No. 1 relates.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3, File No. 333-183916 as filed with the Securities and Exchange Commission on September 14, 2012 (the “Original Registration Statement”), is being filed solely to update certain information in the fee table on the cover page of the Original Registration Statement and the opinion of counsel filed as Exhibit 5.1 to the Original Registration Statement. This Amendment consists of a cover page, this explanatory note, the signature page hereto, an exhibit index and exhibit 5.1 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, Nanosphere, Inc. certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northbrook, State of Illinois, on this 2nd day of October, 2012.

NANOSPHERE, INC.

By:	/s/ William P. Moffitt III
Name:	William P. Moffitt III
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Moffitt III and J. Roger Moody, Jr. and each of them his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of October, 2012.

Signature	Title

/s/ William P. Moffitt III	President, Chief Executive Officer and Director (Principal
William P. Moffitt III	Executive Officer)

/s/ J. Roger Moody, Jr.	Chief Financial Officer, Vice President of Finance and Administration, Treasurer and Secretary (Principal Financial and Accounting Officer)
J. Roger Moody, Jr.

*	Chairman of the Board and Director
Mark Slezak

*	Director
André de Bruin

*	Director
Chad A. Mirkin

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Signature	Title

*	Director
Lorin J. Randall

*	Director
William T. White III

* by:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits

5.1	Opinion and Consent of Seyfarth Shaw LLP*

23.1	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).

*	Filed herewith.

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